ARTICLES  OF  INCORPORATION


1.     THE  NAME  OF  THE  CORPORATION  IS  KAMLO  GOLD  MINES  LIMITED

2.     THE  HEAD  OFFICE  IS  AT  THE     CITY
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                                     (STATUS  OF MUNICIPALITY)

   OF          TORONTO            IN  THE      MUNICIPALITY
     ---------------------------         -----------------------------------
       (NAME  OF MUNICIPALITY          (COUNTY  OR  DISTRICT)

   OF     METROPOLITAN  TORONTO
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                (NAME  OF  COUNTY  OR  DISTRICT)

     THE  ADDRESS  OF  THE  HEAD  OFFICE  IS

     SUITE  520,  25  ADELAIDE  STREET  EAST
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   (STREET & NUMBER OR R.R. NUMBER & IF MULTI.OFFICE BLDG. GIVE ROOM NO.)

     TORONTO,  ONTARIO
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           (NAME OF MUNICIPALITY  OR  POST  OFFICE)

4.     THE NUMBER OF DIRECTORS IS    FIVE (5).

5.     THE FIRST DIRECTOR(S) IS / ARE


     NAME IN FULL. INCLUDING         RESIDENCE ADDRESS. GIVING STREET & NO.
     ALL  GIVEN  NAMES               OR  R.R. NO. & MUNICIPALITY OR POST OFFICE
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ROCCO  ANTHONY  SCHIRALLI            5 CORAL COVE CRESCENT
                                     DON MILLS, ONTARIO

DAVID  VICTOR  HUTCHINSON            30 CHARLES STREET WEST
                                     APT. 2105
                                     TORONTO,  ONTARIO

JAMES  ALBERT  CLEARY                85 THORNCLIFFE DRIVE
                                     TORONTO, ONTARIO

RICHARD  PHILIP KENNETH  COUSLAND    19 GLENVIEW AVENUE
                                     TORONTO, ONTARIO

BARNABAS  WILLIAM NIXON  APPLE       171 ST. LEONARDS AVENUE O
                                     TORONTO, ONTARI


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6.     THE  OBJECTS  FOR  WHICH  THE  CORPORATION  IS  INCORPORATED  ARE

TO prospect and explore for mines and minerals and to carry on the business of mining and manufacturing in all its branches; to purchase, hold, lease, acquire and sell mines, minerals and mining and other rights, easements and privileges; to mine, quarry, get, work, mill and prepare for sale by any process all or any minerals or metallic products and ores; to manufacture products and by-products therefrom; to smelt such ores and other metallic substances; and to trade in the products of such mines and manufactures; and to carry on all operations by which the soil, earth, rocks and stones may, for the purposes of extracting any minerals whatsoever, be mined, dug, raised, washed, cradled, smelted, refined, crushed or treated in any manner; to render such minerals merchantable by any means whatsoever; and to sell or otherwise dispose thereof.

TO take, acquire and hold as consideration, for ores, metals or minerals sold or otherwise disposed of, including oil and gas, or for goods, supplies or for work done by .contract or otherwise, shares, stock, debentures or other securities of any limited company wheresoever incorporated and carrying on any business directly or indirectly if such shares, stock, debentures or other securities are fully paid up and to sell or otherwise dispose thereof.

TO purchase or otherwise acquire and to sell and dispose of and deal with oil, gas and other mineral claims, lands and rights, mines and mining rights and property supposed to contain oil, gas and other minerals of all kinds and under-takings connected therewith and to work, exercise, develop and turn to account all such claims, properties, mines and mining rights and any undertakings connected therewith.

TO construct, manufacture, acquire and maintain works for holding, receiving, treating, refining and preparing for market and transporting any such products, goods, and merchandise and all other buildings and works, fittings, machinery, apparatus and appliances convenient or necessary for the objects of the Corporation.

TO purchase or otherwise acquire and hold real and personal property and rights and in particular, lands, buildings, hereditaments, business or industrial concerns and under-takings, mortgages, charges, contracts, concessions, franchises, annuities, patents, licenses, securities, policies, book debts and any interest in real or personal property and any claims against such property or against any person or company and privileges and choses in action of all kinds.

TO undertake any business undertaking, transaction or operation commonly carried on or undertaken by entrepreneurs, promoters, financiers, contractors, merchants, commission men and agents.


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7.     THE AUTHORIZED CAPITAL IS to be divided  into  Three  Million (3,000,000)

shares without par value; provided, however, that the aggregate consideration for the issue of the said shares without par value shall not exceed in amount or value the sum of One Million Five Hundred Thousand ($1,500,000) Dollars or such greater amount as the Board of Directors of the Corporation by resolution determines, provided that such resolution shall not be effective until a certified copy thereof has been filed with the Minister of Consumer and Commercial Relations, all prescribed fees have been paid and the Minister has so certified.


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8.     THE  DESIGNATIONS,  PREFERENCES.  RIGHTS.  CONDITIONS,  RESTRICTIONS,
       LIMITATIONS  OR  PROHIBITIONS  ATTACHING  TO  THE  SPECIAL SHARES,
       IF ANY, ARE

       N/A


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9.     THE  RESTRICTIONS.  IF  ANY,  ON  THE ALLOTMENT, ISSUE OR TRANSFER OF
       SHARES ARE


       Nil.


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9A.    THE  SPECIAL  Provisions.  IF  ANY.  ARE

1.     The  Corporation  may  purchase  any  of  its  issued  common  shares.

2. The Corporation may pay commissions or allow discounts to persons in consideration of their subscribing or agreeing to subscribe, whether absolutely or conditionally, for shares in the Corporation, or procuring or agreeing to procure subscriptions, whether absolute or conditional, for such shares, but no such commission or discount shall exceed 25 percent of the amount of the subscription.


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10.  THE  SHARES.  IF  ANY,  TO  BE  TAKEN  BY  THE  INCORPORATORS ARE

     INCORPORATORS FULL NAMES.        NUMBER OF     CLASS DESIGNATION  AMOUNT TO
     INCLUDING  ALL  GIVEN  NAMES     SHARES                           BE PAID $
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     Rocco  Anthony  Schiralli         One (1)         Common            $1.00

     David  Victor  Hutchinson         One (1)         Common            $1.00

     James  Albert  Cleary             One (1)         Common            $1.00

     Richard  Philip  Kenneth          One (1)         Common            $1.00
       Cousland

     Barnabas  William  Nixon          One (1)         Common            $1.00
       Apple

1.   THE  NAMES  AND  RESIDENCE  ADDRESSES  OF  THE  INCORPORATORS  ARE

     FULL  NAMES,                                  FULL RESIDENCE ADDRESS GIVING
     INCLUDING  ALL  GIVEN NAMES                   STREET & NO. OR R.fl. NO.,
                                                   MUNICIPALITY OR POST OFFICE
     ---------------------------------------------------------------------------
     Rocco  Anthony  Schiralli             5  Coral  Cove  Crescent
                                           Don  Mills,  Ontario

     David  Victor  Hutchinson             30  Charles  Street  West, Apt. 2105
                                           Toronto,  Ontario

     James  Albert  Cleary                 85  Thorncliffe  Drive
                                           Toronto,  Ontario

     Richard Philip Kenneth Cousland       19  Glonview  Avenue
                                           Toronto,  Ontario

     Barnabas  William  Nixon Apple        171  St.  Leonards  Avenue
                                           Toronto,  Ontario

THESE  ARTICLES  ARE  EXECUTED  IN  DUPLICATE  FOR  DELIVERY  TO  THE  MINISTER

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                    SIGNATURES OF INCORPORATORS

/s/                                   /s/
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Rocco  Anthony  Schiralli             David  Victor  Hutchinson

/s/                                   /s/
-------------------------             -------------------------
James Cleary Cousland                 Richard Philip Kenneth
                                        Cousland

/s/
-------------------------
Barnabas  William  Nixon Apple


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